Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2020

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CWI 1	Carey Watermark Investors Incorporated
CWI 2	Carey Watermark Investors 2 Incorporated
CESH	Carey European Student Housing Fund I, L.P.
CWI 1 and CWI 2 Merger	Merger between CWI 1 and CWI 2, which closed on April 13, 2020
WLT	Watermark Lodging Trust, Inc., the renamed combined company resulting from the CWI 1 and CWI 2 Merger
Managed Programs	CPA:18 – Global and CESH (CWI 1 and CWI 2 were included in the Managed Programs prior to the CWI 1 and CWI 2 Merger)
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
NAV	Net asset value per share
SEC	Securities and Exchange Commission
GBP	British pound sterling
JPY	Japanese yen
LIBOR	London Interbank Offered Rate
EURIBOR	Euro Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; and same store pro rata rental income. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2020

W. P. Carey Inc.
Overview – Fourth Quarter 2020

Summary Metrics
As of or for the three months ended December 31, 2020.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$302,369	$5,002	$307,371
Net income attributable to W. P. Carey ($000s)	129,790	4,782	134,572
Net income attributable to W. P. Carey per diluted share	0.73	0.03	0.76
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	283,535	N/A	283,535
Adjusted EBITDA ($000s) (a) (b)	265,230	6,921	272,151
AFFO attributable to W. P. Carey ($000s) (a) (b)	205,726	6,955	212,681
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.16	0.04	1.20

Dividends declared per share – current quarter			1.046
Dividends declared per share – current quarter annualized			4.184
Dividend yield – annualized, based on quarter end share price of $70.58			5.9%
Dividend payout ratio – for the year ended December 31, 2020 (c)			88.0%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $70.58 ($000s)			$12,379,856
Pro rata net debt ($000s) (d)			6,702,151
Enterprise value ($000s)			19,082,007

Total consolidated debt ($000s)			6,695,998
Gross assets ($000s) (e)			15,928,552
Liquidity ($000s) (f)			2,108,703

Pro rata net debt to enterprise value (b)			35.1%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			6.2x
Total consolidated debt to gross assets			42.0%
Total consolidated secured debt to gross assets			7.2%

Weighted-average interest rate (b)			2.9%
Weighted-average debt maturity (years) (b)			4.8

Moody's Investors Service – issuer rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,183,217
ABR – unencumbered portfolio ($000s) (g) (h)			$929,506
Number of net-leased properties			1,243
Number of operating properties (i)			20
Number of tenants – net-leased properties			350

ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			29.8%

Net-leased properties – square footage (millions)			144.3

Occupancy – net-leased properties			98.5%
Weighted-average lease term (years)			10.6

Maximum commitment for capital investment projects expected to be completed during 2021 ($000s)			$155,859
Acquisitions and completed capital investment projects – current quarter ($000s)			309,955
Dispositions – current quarter ($000s)			201,505
________
(a)Normalized pro rata cash NOI, adjusted EBITDA and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2020

(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $828.2 million and above-market rent intangible assets of $441.0 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward sale agreements (based on 2,510,709 remaining shares and a net offering price of $65.02 as of December 31, 2020, which will be updated at each quarter end).
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 19 self-storage properties and one hotel.
(j)Percentage of portfolio is based on ABR, as of December 31, 2020. Includes tenants or guarantors with investment grade ratings (22.4%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2020

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Dec. 31, 2020	Annualized
Normalized pro rata cash NOI (a) (b)	$283,535	$1,134,140

Investment Management
Adjusted EBITDA (a) (b)	6,921	27,684
Selected Components of Adjusted EBITDA:
Asset management revenue	3,864	15,456
Operating partnership interest in real estate cash flow of CPA:18 – Global (c)	2,112	8,448
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Dec. 31, 2020
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$212,703
Cash and cash equivalents		248,662
Due from affiliates		26,257
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$290,027
Straight-line rent adjustments		186,694
Restricted cash, including escrow		63,117
Office lease right-of-use assets, net		61,137
Deferred charges		47,573
Taxes receivable		42,556
Non-rent tenant and other receivables		39,314
Loans receivable		24,143
Deferred income taxes		15,081
Leasehold improvements, furniture and fixtures		12,469
Securities and derivatives		9,293
Prepaid expenses		6,600
Investment in shares of Guggenheim Credit Income Fund		6,146
Deposits for construction		5,433
Other intangible assets, net		4,682
Rent receivables (e)		4,434
Other		11,013
Total other assets, net (excluding investment in preferred shares of WLT, as disclosed below)		$829,712

Liabilities
Total pro rata debt outstanding (b) (f)		$6,950,813
Dividends payable		186,514
Deferred income taxes		145,844
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$170,449
Operating lease liabilities		151,466
Prepaid and deferred rents		123,031
Tenant security deposits		55,253
Accrued taxes payable		44,395
Securities and derivatives		20,981
Other		38,088
Total accounts payable, accrued expenses and other liabilities		$603,663

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Fourth Quarter 2020

Other	Ownership %	Estimated Value / Carrying Value
Ownership in Managed Programs: (g)
CPA:18 – Global (h)	4.6%	$59,046
CESH (i)	2.4%	3,492
		62,538
Ownership in WLT: (j)
Investment in preferred shares of WLT	N/A	46,312
Investment in common shares of WLT	5.3%	44,182
		90,494
		$153,032
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in a Las Vegas retail center.
(e)Comprised of (i) $4.0 million of rent receivables that were subsequently collected as of the date of this report and (ii) $0.4 million of rent receivables that are expected to be collected during 2021.
(f)Excludes unamortized discount, net totaling $28.4 million and unamortized deferred financing costs totaling $24.5 million as of December 31, 2020.
(g)Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.
(h)The estimated value of CPA:18 – Global is based on the estimated NAV of its Class A common stock of $8.55 as of September 30, 2020, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAVs.
(i)We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.
(j)In connection with the CWI 1 and CWI 2 Merger, the operating partnerships of each of CWI 1 and CWI 2 redeemed the special general partner interests that we previously held, for which we received 1,300,000 shares of CWI 2 preferred stock and 2,840,549 shares in CWI 2 common stock. In addition, our 6,074,046 shares in CWI 1 common stock were exchanged for 5,531,025 shares in WLT common stock at the time of the merger, and prior to merger, we owned 3,836,669 shares in CWI 2 common stock. Our total investment in 12,208,243 common shares of WLT is included in Equity investments in the Managed Programs and real estate (as an equity investment in real estate) on our consolidated balance sheets. Our investment in 1,300,000 preferred shares of WLT is included in Other assets, net on our consolidated balance sheets as available-for-sale debt securities. Both investments are recorded on a one quarter lag and are included within our Real Estate segment.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Fourth Quarter 2020

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Revenues
Real Estate:
Lease revenues	$298,235	$293,856	$280,303	$282,110	$274,795
Lease termination income and other	2,103	1,565	1,917	6,509	12,317
Operating property revenues	2,031	1,974	1,427	5,967	9,250
	302,369	297,395	283,647	294,586	296,362
Investment Management:
Asset management revenue	3,864	3,748	4,472	9,889	9,732
Reimbursable costs from affiliates	1,138	1,276	2,411	4,030	4,072
Structuring and other advisory revenue	—	—	—	494	1,061
	5,002	5,024	6,883	14,413	14,865
	307,371	302,419	290,530	308,999	311,227
Operating Expenses
Depreciation and amortization	110,913	108,351	107,477	116,194	111,607
General and administrative	18,334	19,399	17,472	20,745	17,069
Impairment charges	16,410	—	—	19,420	6,758
Reimbursable tenant costs	13,710	15,728	13,796	13,175	12,877
Property expenses, excluding reimbursable tenant costs	10,418	11,923	11,651	10,075	9,341
Stock-based compensation expense	5,795	4,564	2,918	2,661	4,939
Operating property expenses	1,696	1,594	1,388	5,223	8,000
Reimbursable costs from affiliates	1,138	1,276	2,411	4,030	4,072
Merger and other expenses	(418)	(596)	1,074	187	(811)
Subadvisor fees	—	—	192	1,277	1,964
	177,996	162,239	158,379	192,987	175,816
Other Income and Expenses
Gain on sale of real estate, net	76,686	20,933	—	11,751	17,501
Interest expense	(52,828)	(52,537)	(52,182)	(52,540)	(53,667)
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate (a) (b)	(8,470)	1,720	33,983	(45,790)	8,018
Other gains and (losses) (c)	(2,785)	45,113	8,847	(4,423)	43,593
	12,603	15,229	(9,352)	(91,002)	15,445
Income before income taxes	141,978	155,409	122,799	25,010	150,856
(Provision for) benefit from income taxes	(7,363)	(5,975)	(7,595)	41,692	(21,064)
Net Income	134,615	149,434	115,204	66,702	129,792
Net income attributable to noncontrolling interests (a)	(43)	(37)	(9,904)	(612)	(420)
Net Income Attributable to W. P. Carey	$134,572	$149,397	$105,300	$66,090	$129,372

Basic Earnings Per Share	$0.76	$0.85	$0.61	$0.38	$0.75
Diluted Earnings Per Share	$0.76	$0.85	$0.61	$0.38	$0.75
Weighted-Average Shares Outstanding
Basic	176,366,824	174,974,185	173,401,749	173,249,236	173,153,811
Diluted	176,683,474	175,261,812	173,472,755	173,460,053	173,442,101

Dividends Declared Per Share	$1.046	$1.044	$1.042	$1.040	$1.038
________
(a)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(b)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(c)Amount for the three months ended December 31, 2020 is primarily comprised of a non-cash allowance for credit losses on loans receivable and direct financing leases of $(11.9) million, net gains on foreign currency transactions of $8.7 million, unrealized gains on derivatives of $2.1 million and loss on extinguishment of debt of $(1.3) million.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Revenues
Lease revenues	$298,235	$293,856	$280,303	$282,110	$274,795
Lease termination income and other	2,103	1,565	1,917	6,509	12,317
Operating property revenues	2,031	1,974	1,427	5,967	9,250
	302,369	297,395	283,647	294,586	296,362
Operating Expenses
Depreciation and amortization (a)	110,913	108,351	107,477	115,207	110,648
General and administrative (a)	18,334	19,399	17,472	14,922	12,634
Impairment charges	16,410	—	—	19,420	6,758
Reimbursable tenant costs	13,710	15,728	13,796	13,175	12,877
Property expenses, excluding reimbursable tenant costs	10,418	11,923	11,651	10,075	9,341
Stock-based compensation expense (a)	5,795	4,564	2,918	1,970	3,531
Operating property expenses	1,696	1,594	1,388	5,223	8,000
Merger and other expenses	(724)	(1,016)	935	(132)	(811)
	176,552	160,543	155,637	179,860	162,978
Other Income and Expenses
Gain on sale of real estate, net	76,686	20,933	—	11,751	17,501
Interest expense	(52,828)	(52,537)	(52,182)	(52,540)	(53,667)
Equity in (losses) earnings of equity method investments in real estate	(11,424)	631	211	1,565	1,631
Other gains and (losses)	(2,869)	44,777	9,942	(5,776)	43,581
	9,565	13,804	(42,029)	(45,000)	9,046
Income before income taxes	135,382	150,656	85,981	69,726	142,430
(Provision for) benefit from income taxes	(5,549)	(3,636)	(4,117)	31,800	(18,113)
Net Income from Real Estate	129,833	147,020	81,864	101,526	124,317
Net (income) loss attributable to noncontrolling interests	(43)	(37)	(39)	(612)	16
Net Income from Real Estate Attributable to W. P. Carey	$129,790	$146,983	$81,825	$100,914	$124,333

Basic Earnings Per Share	$0.73	$0.84	$0.47	$0.58	$0.72
Diluted Earnings Per Share	$0.73	$0.84	$0.47	$0.58	$0.72
Weighted-Average Shares Outstanding
Basic	176,366,824	174,974,185	173,401,749	173,249,236	173,153,811
Diluted	176,683,474	175,261,812	173,472,755	173,460,053	173,442,101
________
(a)Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Revenues
Asset management revenue	$3,864	$3,748	$4,472	$9,889	$9,732
Reimbursable costs from affiliates	1,138	1,276	2,411	4,030	4,072
Structuring and other advisory revenue	—	—	—	494	1,061
	5,002	5,024	6,883	14,413	14,865
Operating Expenses
Reimbursable costs from affiliates	1,138	1,276	2,411	4,030	4,072
Merger and other expenses	306	420	139	319	—
Subadvisor fees	—	—	192	1,277	1,964
General and administrative (a)	—	—	—	5,823	4,435
Depreciation and amortization (a)	—	—	—	987	959
Stock-based compensation expense (a)	—	—	—	691	1,408
	1,444	1,696	2,742	13,127	12,838
Other Income and Expenses
Equity in earnings (losses) of equity method investments in the Managed Programs (b) (c)	2,954	1,089	33,772	(47,355)	6,387
Other gains and (losses)	84	336	(1,095)	1,353	12
	3,038	1,425	32,677	(46,002)	6,399
Income (loss) before income taxes	6,596	4,753	36,818	(44,716)	8,426
(Provision for) benefit from income taxes	(1,814)	(2,339)	(3,478)	9,892	(2,951)
Net Income (Loss) from Investment Management	4,782	2,414	33,340	(34,824)	5,475
Net income attributable to noncontrolling interests (b)	—	—	(9,865)	—	(436)
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$4,782	$2,414	$23,475	$(34,824)	$5,039

Basic Earnings (Loss) Per Share	$0.03	$0.01	$0.14	$(0.20)	$0.03
Diluted Earnings (Loss) Per Share	$0.03	$0.01	$0.14	$(0.20)	$0.03
Weighted-Average Shares Outstanding
Basic	176,366,824	174,974,185	173,401,749	173,249,236	173,153,811
Diluted	176,683,474	175,261,812	173,472,755	173,460,053	173,442,101
________
(a)Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(c)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income attributable to W. P. Carey	$134,572	$149,397	$105,300	$66,090	$129,372
Adjustments:
Depreciation and amortization of real property	109,538	107,170	106,264	114,913	110,354
Gain on sale of real estate, net	(76,686)	(20,933)	—	(11,751)	(17,501)
Impairment charges	16,410	—	—	19,420	6,758
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c) (d)	11,819	3,500	(19,117)	50,477	2,703
Proportionate share of adjustments for noncontrolling interests (e)	(4)	(4)	(588)	578	(4)
Total adjustments	61,077	89,733	86,559	173,637	102,310
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	195,649	239,130	191,859	239,727	231,682
Adjustments:
Above- and below-market rent intangible lease amortization, net	11,504	12,472	12,956	11,780	17,037
Straight-line and other rent adjustments (g)	(9,571)	(13,115)	(11,720)	(7,092)	(11,184)
Stock-based compensation	5,795	4,564	2,918	2,661	4,939
Amortization of deferred financing costs	3,209	2,932	2,993	3,089	3,225
Other (gains) and losses (h)	1,927	(44,648)	(4,259)	9,815	(38,196)
Merger and other expenses	(418)	(596)	1,074	187	(811)
Other amortization and non-cash items	460	508	488	408	546
Tax expense (benefit) – deferred and other (i) (j) (k)	32	(715)	(229)	(47,923)	12,874
Proportionate share of adjustments to equity in net income of partially owned entities (d) (l)	4,246	1,429	1,251	3,895	1,908
Proportionate share of adjustments for noncontrolling interests (b)	(152)	(6)	579	(7)	(5)
Total adjustments	17,032	(37,175)	6,051	(23,187)	(9,667)
AFFO Attributable to W. P. Carey (f)	$212,681	$201,955	$197,910	$216,540	$222,015

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$195,649	$239,130	$191,859	$239,727	$231,682
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.11	$1.36	$1.11	$1.38	$1.34
AFFO attributable to W. P. Carey (f)	$212,681	$201,955	$197,910	$216,540	$222,015
AFFO attributable to W. P. Carey per diluted share (f)	$1.20	$1.15	$1.14	$1.25	$1.28
Diluted weighted-average shares outstanding	176,683,474	175,261,812	173,472,755	173,460,053	173,442,101
________
(a)Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on an equity method investment in real estate.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(c)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.
(h)Amount for the three months ended December 31, 2020 is primarily comprised of a non-cash allowance for credit losses on loans receivable and direct financing leases of $(11.9) million, net gains on foreign currency transactions of $8.7 million and an unrealized gain on derivatives of $2.1 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(i)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.
(j)Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(k)Amount for the year ended December 31, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

(l)Beginning with the first quarter of 2020, this adjustment includes distributions received from CWI 1 and CWI 2 (through April 13, 2020, the date of the CWI 1 and CWI 2 Merger) and from WLT (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such distributions during the second, third or fourth quarters of 2020, due to the adverse effect of the COVID-19 pandemic.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income from Real Estate attributable to W. P. Carey	$129,790	$146,983	$81,825	$100,914	$124,333
Adjustments:
Depreciation and amortization of real property	109,538	107,170	106,264	114,913	110,354
Gain on sale of real estate, net	(76,686)	(20,933)	—	(11,751)	(17,501)
Impairment charges	16,410	—	—	19,420	6,758
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b)	11,819	3,500	3,352	3,365	2,703
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(588)	578	(4)
Total adjustments	61,077	89,733	109,028	126,525	102,310
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	190,867	236,716	190,853	227,439	226,643
Adjustments:
Above- and below-market rent intangible lease amortization, net	11,504	12,472	12,956	11,780	17,037
Straight-line and other rent adjustments (e)	(9,571)	(13,115)	(11,720)	(7,092)	(11,184)
Stock-based compensation	5,795	4,564	2,918	1,970	3,531
Amortization of deferred financing costs	3,209	2,932	2,993	3,089	3,225
Tax expense (benefit) – deferred and other (f)	(1,595)	(2,909)	(3,051)	(37,956)	9,748
Other (gains) and losses (g)	1,475	(44,115)	(5,437)	10,973	(38,546)
Merger and other expenses	(724)	(1,016)	935	(132)	(811)
Other amortization and non-cash items	460	508	488	209	348
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	4,458	739	166	(274)	202
Proportionate share of adjustments for noncontrolling interests (c)	(152)	(6)	579	(7)	(5)
Total adjustments	14,859	(39,946)	827	(17,440)	(16,455)
AFFO Attributable to W. P. Carey – Real Estate (d)	$205,726	$196,770	$191,680	$209,999	$210,188

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$190,867	$236,716	$190,853	$227,439	$226,643
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.08	$1.35	$1.10	$1.31	$1.31
AFFO attributable to W. P. Carey – Real Estate (d)	$205,726	$196,770	$191,680	$209,999	$210,188
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.16	$1.12	$1.10	$1.21	$1.21
Diluted weighted-average shares outstanding	176,683,474	175,261,812	173,472,755	173,460,053	173,442,101
________
(a)Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on an equity method investment in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.
(f)Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(g)Amount for the three months ended December 31, 2020 is primarily comprised of a non-cash allowance for credit losses on loans receivable and direct financing leases of $(11.9) million, net gains on foreign currency transactions of $8.5 million and an unrealized gain on derivatives of $2.1 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(h)Subsequent to the CWI 1 and CWI 2 Merger on April 13, 2020, this adjustment includes distributions received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during the second, third or fourth quarters of 2020, due to the adverse effect of the COVID-19 pandemic.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income (loss) from Investment Management attributable to W. P. Carey	$4,782	$2,414	$23,475	$(34,824)	$5,039
Adjustments:
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	—	—	(22,469)	47,112	—
Total adjustments	—	—	(22,469)	47,112	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (d)	4,782	2,414	1,006	12,288	5,039
Adjustments:
Tax expense (benefit) – deferred and other (e) (f)	1,627	2,194	2,822	(9,967)	3,126
Other (gains) and losses (g)	452	(533)	1,178	(1,158)	350
Merger and other expenses	306	420	139	319	—
Stock-based compensation	—	—	—	691	1,408
Other amortization and non-cash items	—	—	—	199	198
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	(212)	690	1,085	4,169	1,706
Total adjustments	2,173	2,771	5,224	(5,747)	6,788
AFFO Attributable to W. P. Carey – Investment Management (d)	$6,955	$5,185	$6,230	$6,541	$11,827

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (d)	$4,782	$2,414	$1,006	$12,288	$5,039
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (d)	$0.03	$0.01	$0.01	$0.07	$0.03
AFFO attributable to W. P. Carey – Investment Management (d)	$6,955	$5,185	$6,230	$6,541	$11,827
AFFO attributable to W. P. Carey per diluted share – Investment Management (d)	$0.04	$0.03	$0.04	$0.04	$0.07
Diluted weighted-average shares outstanding	176,683,474	175,261,812	173,472,755	173,460,053	173,442,101
________
(a)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Amount for the three months ended March 31, 2020 represents non-cash other-than-temporary impairment charges recognized on our former equity investments in CWI 1 and CWI 2.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.
(f)Amount for the year ended December 31, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(g)Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(h)For the first quarter of 2020, and through April 13, 2020 (the date of the CWI 1 and CWI 2 Merger), this adjustment includes distributions received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2020.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,893	$(27)	$1,946	(c)
Lease termination income and other	9	—	—
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,470	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	3,292	(4)	(113,023)	(d)
General and administrative	10	(2)	—
Impairment charges	—	—	(16,410)	(e)
Reimbursable tenant costs	573	(4)	—
Property expenses, excluding reimbursable tenant costs	333	—	(424)	(e)
Stock-based compensation expense	—	—	(5,795)	(e)
Operating property expenses:	—
Hotel expenses	—	—	—
Self-storage expenses	684	—	(25)
Reimbursable costs from affiliates	—	—	—
Merger and other expenses	—	—	418

Other Income and Expenses
Gain on sale of real estate, net	—	—	(76,686)
Interest expense	(1,444)	—	3,076	(f)
Equity in losses of equity method investments in the Managed Programs and real estate:
Loss related to joint ventures	(1,310)	—	8,867	(g)
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Loss related to our ownership in WLT	—	—	4,180	(h)
Loss related to our ownership in the Managed Programs	—	—	(213)
Other gains and (losses)	(14)	153	1,772	(i)

Provision for income taxes	288	—	(92)	(j)
Net income attributable to noncontrolling interests	—	(136)	—
________
(a)Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $11.5 million and the elimination of non-cash amounts related to straight-line rent and other of $9.6 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Adjustments to (i) include our pro rata share of AFFO adjustments from equity investments and (ii) exclude a non-cash impairment charge on a joint venture.
(h)Represents distributions received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during the fourth quarter of 2020, due to the adverse effect of the COVID-19 pandemic.
(i)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(j)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Fourth Quarter 2020

Capital Expenditures
In thousands. For the three months ended December 31, 2020.

Tenant Improvements and Leasing Costs
Leasing costs	$4,236
Tenant improvements	2,930
Tenant Improvements and Leasing Costs	7,166

Maintenance Capital Expenditures
Net-lease properties	2,298
Operating properties	11
Maintenance Capital Expenditures	2,309

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$9,475

Non-Maintenance Capital Expenditures
Net-lease properties	$2,480
Operating properties	—
Non-Maintenance Capital Expenditures	$2,480

Pre-Development Capital Expenditures
Net-lease properties	$324
Operating properties	—
Pre-Development Capital Expenditures	$324

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2020

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2020

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2020	2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,939,619	$9,856,191
Net investments in direct financing leases	711,974	896,549
In-place lease intangible assets and other	2,301,174	2,186,851
Above-market rent intangible assets	881,159	909,139
Investments in real estate	14,833,926	13,848,730
Accumulated depreciation and amortization (b)	(2,490,087)	(2,035,995)
Assets held for sale, net (c)	18,590	104,010
Net investments in real estate	12,362,429	11,916,745
Equity investments in the Managed Programs and real estate (d)	283,446	324,004
Cash and cash equivalents	248,662	196,028
Due from affiliates	26,257	57,816
Other assets, net	876,024	631,637
Goodwill	910,818	934,688
Total assets	$14,707,636	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,146,192	$4,390,189
Unsecured term loans, net	321,971	—
Unsecured revolving credit facility	82,281	201,267
Non-recourse mortgages, net	1,145,554	1,462,487
Debt, net	6,695,998	6,053,943
Accounts payable, accrued expenses and other liabilities	603,663	487,405
Below-market rent and other intangible liabilities, net	197,248	210,742
Deferred income taxes	145,844	179,309
Dividends payable	186,514	181,346
Total liabilities	7,829,267	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 175,401,757 and 172,278,242 shares, respectively, issued and outstanding	175	172
Additional paid-in capital	8,925,365	8,717,535
Distributions in excess of accumulated earnings	(1,850,935)	(1,557,374)
Deferred compensation obligation	42,014	37,263
Accumulated other comprehensive loss	(239,906)	(255,667)
Total stockholders' equity	6,876,713	6,941,929
Noncontrolling interests	1,656	6,244
Total equity	6,878,369	6,948,173
Total liabilities and equity	$14,707,636	$14,060,918
________
(a)Includes $83.5 million and $83.1 million of amounts attributable to operating properties as of December 31, 2020 and 2019, respectively.
(b)Includes $1.2 billion and $1.0 billion of accumulated depreciation on buildings and improvements as of December 31, 2020 and 2019, respectively, and $1.3 billion and $1.1 billion of accumulated amortization on lease intangibles as of December 31, 2020 and 2019, respectively.
(c)At December 31, 2020, we had four properties classified as Assets held for sale, net, one of which was sold in January 2021. At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.
(d)Our equity investments in real estate totaled $226.9 million and $194.4 million as of December 31, 2020 and 2019, respectively. Our equity investments in the Managed Programs totaled $56.6 million and $129.6 million as of December 31, 2020 and 2019, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2020

Capitalization
In thousands, except share and per share amounts. As of December 31, 2020.

Description	Shares	Share Price	Market Value
Equity
Common equity	175,401,757	$70.58	$12,379,856
Preferred equity			—
Total Equity Market Capitalization			12,379,856

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,352,630
Unsecured term loans (due February 20, 2025)			323,152
Unsecured revolving credit facility (due February 20, 2025)			82,281
Senior unsecured notes:
Due January 20, 2023 (EUR)			613,550
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			613,550
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			613,550
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			613,550
Due April 15, 2028 (EUR)			613,550
Due July 15, 2029 (USD)			325,000
Due February 1, 2031 (USD)			500,000
Total Pro Rata Debt			6,950,813

Total Capitalization			$19,330,669
________
(a)Excludes unamortized discount, net totaling $28.4 million and unamortized deferred financing costs totaling $24.5 million as of December 31, 2020.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2020

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2020.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$881,345	5.0%	$120,103	3.2%	$30,610	4.8%	$1,032,058	14.9%	4.8%	2.7
Variable:
Swapped	74,166	5.0%	148,513	2.2%	—	—%	222,679	3.2%	3.1%	2.8
Floating	—	—%	66,849	1.5%	17,453	1.9%	84,302	1.2%	1.6%	1.8
Capped	—	—%	13,591	1.6%	—	—%	13,591	0.2%	1.6%	2.6
Total Pro Rata Non-Recourse Debt	955,511	5.0%	349,056	2.4%	48,063	3.8%	1,352,630	19.5%	4.3%	2.7

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	613,550	2.0%	—	—%	613,550	8.8%	2.0%	2.1
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.2%	4.6%	3.3
Due July 19, 2024	—	—%	613,550	2.3%	—	—%	613,550	8.8%	2.3%	3.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	6.5%	4.0%	4.1
Due April 9, 2026	—	—%	613,550	2.3%	—	—%	613,550	8.8%	2.3%	5.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.1%	4.3%	5.8
Due April 15, 2027	—	—%	613,550	2.1%	—	—%	613,550	8.8%	2.1%	6.3
Due April 15, 2028	—	—%	613,550	1.4%	—	—%	613,550	8.8%	1.4%	7.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.7%	3.9%	8.5
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	7.2%	2.4%	4.1
Total Senior Unsecured Notes	2,125,000	3.8%	3,067,750	2.0%	—	—%	5,192,750	74.7%	2.7%	4.9
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	118,415	1.0%	204,737	1.0%	323,152	4.6%	1.0%	4.1
Unsecured revolving credit facility (due February 20, 2025) (e)	—	—%	58,901	0.9%	23,380	0.9%	82,281	1.2%	0.9%	4.1
Total Recourse Debt	2,125,000	3.8%	3,245,066	1.9%	228,117	1.0%	5,598,183	80.5%	2.6%	4.8

Total Pro Rata Debt Outstanding	$3,080,511	4.2%	$3,594,122	2.0%	$276,180	1.5%	$6,950,813	100.0%	2.9%	4.8
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $28.4 million and unamortized deferred financing costs totaling $24.5 million as of December 31, 2020.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at either EURIBOR or JPY LIBOR plus 0.85%. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.7 billion as of December 31, 2020.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2020

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2020.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2021	17	$16,514	4.2%	$95,947	$96,601	1.4%
2022	36	75,549	4.7%	406,329	422,834	6.1%
2023	44	77,726	3.5%	364,361	400,960	5.8%
2024	47	42,970	3.9%	186,732	220,798	3.2%
2025	17	21,777	4.7%	89,286	118,388	1.7%
2026	9	12,608	6.1%	31,535	50,878	0.7%
2027	2	2,507	4.7%	21,450	29,429	0.4%
2028	1	3,103	7.0%	—	9,343	0.2%
2031	1	957	6.0%	—	3,399	—%
Total Pro Rata Non-Recourse Debt	174	$253,711	4.3%	$1,195,640	1,352,630	19.5%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023 (EUR)			2.0%		613,550	8.8%
Due April 1, 2024 (USD)			4.6%		500,000	7.2%
Due July 19, 2024 (EUR)			2.3%		613,550	8.8%
Due February 1, 2025 (USD)			4.0%		450,000	6.5%
Due April 9, 2026 (EUR)			2.3%		613,550	8.8%
Due October 1, 2026 (USD)			4.3%		350,000	5.1%
Due April 15, 2027 (EUR)			2.1%		613,550	8.8%
Due April 15, 2028 (EUR)			1.4%		613,550	8.8%
Due July 15, 2029 (USD)			3.9%		325,000	4.7%
Due February 1, 2031 (USD)			2.4%		500,000	7.2%
Total Senior Unsecured Notes			2.7%		5,192,750	74.7%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.0%		323,152	4.6%
Unsecured revolving credit facility (due February 20, 2025) (e)			0.9%		82,281	1.2%
Total Recourse Debt			2.6%		5,598,183	80.5%

Total Pro Rata Debt Outstanding			2.9%		$6,950,813	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $28.4 million and unamortized deferred financing costs totaling $24.5 million as of December 31, 2020.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at either EURIBOR or JPY LIBOR plus 0.85%. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.7 billion as of December 31, 2020.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2020

Senior Unsecured Notes
As of December 31, 2020.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Stable	Baa2
Standard & Poor's	BBB	Stable	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2020
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	43.6%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	7.4%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.0x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	218.9%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
Fourth Quarter 2020

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Dec. 31, 2020	Total Funded Through Dec. 31, 2020	Maximum Commitment
Tenant	Location								Remaining	Total
American Axle & Manufacturing, Inc. (b)	Langen, Germany	Build-to-Suit	Industrial	Q1 2021	168,000	20	$7,986	$44,151	$7,153	$51,304
Stress Engineering Services, Inc. (c)	Mason, OH	Expansion	Office	Q1 2021	6,810	20	766	1,473	1,001	2,500
Unidentified	Whitehall, PA	Redevelopment	Warehouse	Q2 2021	504,900	N/A	6,830	9,163	15,529	24,692
Metro Cash & Carry Italia S.p.A (d)	San Donato Milanese, Italy	Renovation	Office	Q3 2021	N/A	20	—	—	7,363	7,363
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	1,302	47,108	22,892	70,000
Expected Completion Date 2021 Total					679,710		16,884	101,895	53,938	155,859

Hellweg Die Profi-Baumärkte GmbH & Co. KG (d) (e)	Various, Germany	Renovation	Retail	Q1 2022	N/A	16	—	10,510	3,356	13,866
Orgill, Inc.	Hurricane, Utah	Expansion	Warehouse	Q4 2022	427,518	20	—	—	20,000	20,000
Expected Completion Date 2022 Total					427,518		—	10,510	23,356	33,866

					1,107,228		$16,884	$112,405	$77,294	$189,725
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.
(b)This project was completed in February 2021. Maximum commitment excludes construction rent and is based on the exchange rate of the euro on the date of completion.
(c)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.
(d)Commitment amounts are based on the applicable exchange rate at period end.
(e)We started receiving partial rent for this project prior to December 31, 2020.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the year ended December 31, 2020.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q20
DSG International PLC (a)	Newark, United Kingdom	$111,546	Jan-20	Warehouse	726,216
Columbia Helicopters, Inc. (b)	Aurora, OR	23,755	Jan-20	Industrial	187,016
Leoni AG (a)	Kitzingen, Germany	53,666	Mar-20	Office	272,286
1Q20 Total		188,967			1,185,518

2Q20 (N/A)

3Q20
Pretzels, LLC (2 properties)	Bluffton and Plymouth, IN	44,466	Sep-20	Industrial	371,000
Weber-Stephen Products LLC	Huntley, IL	39,523	Sep-20	Industrial	621,859
3Q20 Total		83,989			992,859

4Q20
Kodiak Building Partners (3 properties)	Various, United States	50,958	Oct-20	Industrial	994,447
Eroski Sociedad Cooperativa (27 properties) (a)	Various, Spain	101,153	Oct-20	Retail	481,366
Bix Holdings, LLC	Little Canada, MN	34,019	Oct-20	Warehouse	207,509
Orgill, Inc. (c)	Hurricane, UT	23,324	Dec-20	Warehouse	505,832
Time Manufacturing Acquisitions, LLC (4 properties)	Bethlehem, PA and Waco, TX	29,031	Dec-20	Industrial	449,279
TNT Crust Parent, LLC (2 properties)	St. Charles, MO and Green Bay, WI	29,726	Dec-20	Industrial	176,993
Fabcon Precast, LLC (4 properties)	Various, United States	38,615	Dec-20	Industrial	488,761
4Q20 Total		306,826			3,304,187

Year-to-Date Total		579,782			5,482,564

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Investment Activity – Acquisitions and Completed Capital Investment Projects (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2020.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Completed Capital Investment Projects
1Q20
Clayco, Inc.	St. Louis, MO	4,000	Jan-20	Office	N/A
Astellas US Holding, Inc.	Westborough, MA	52,172	Jan-20	Laboratory	10,063
Danske Fragtmænd A/S (a)	Vojens, Denmark	10,611	Jan-20	Warehouse	88,620
1Q20 Total		66,783			98,683

2Q20
Fresenius Medical Care Holdings, Inc.	Knoxville, TN	66,045	Jun-20	Warehouse	614,069
Cuisine Solutions, Inc. (d)	San Antonio, TX	73,951	Jun-20	Industrial	312,303
Hilite Europe GmbH (a)	Marktheidenfeld, Germany	8,184	Jun-20	Warehouse	71,607
2Q20 Total		148,180			997,979

3Q20
Sonae MC (a)	Azambuja, Portugal	27,976	Sep-20	Warehouse	294,389
3Q20 Total		27,976			294,389

4Q20
Boot Barn Holdings, Inc.	Wichita, KS	3,129	Oct-20	Warehouse	42,762
4Q20 Total		3,129			42,762

Year-to-Date Total		246,068			1,433,813

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$825,850			6,916,377
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)Amount excludes approximately $5.0 million in contingent consideration that will be released to the tenant/seller upon the tenant securing an easement on the property.
(c)We also committed to fund an additional $20.0 million for an expansion at this facility, which is expected to be completed in the fourth quarter of 2022.
(d)Amount excludes $4.0 million related to a purchase option for land at the property that we have not yet exercised.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2020.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q20
Blue Cross and Blue Shield of Minnesota, Inc.	Aurora, MN	$150	Jan-20	Office	10,263
Shelborne Hotel (sold 95.45% controlling interest)	Miami, FL	114,540	Jan-20	Operating Hotel	N/A
Vacant	Greenville, SC	1,050	Feb-20	Warehouse	108,524
Fraikin SAS (a)	Chambray-les-Tours, France	579	Feb-20	Industrial	11,405
1Q20 Total		116,319			130,192

2Q20 (N/A)

3Q20
Walgreens Co.	Florence, AL	4,569	Aug-20	Retail	14,820
MSR Technologies GmbH (a)	Laupheim, Germany	2,956	Sep-20	Industrial	202,275
Hilite Europe GmbH (a)	Marktheidenfeld, Germany	47,120	Sep-20	Industrial/Office	265,827
Datalogic Scanning, Inc.	Eugene, OR	8,700	Sep-20	Industrial	110,665
3Q20 Total		63,345			593,587

4Q20
Lineage Logistics Holdings, LLC (2 properties)	Rincon and Unadilla, GA	95,500	Oct-20	Warehouse	497,002
Walgreens Co.	Rockport, TX	5,178	Oct-20	Retail	14,820
Multi-tenant (b)	Spanish Fork, UT	15,700	Nov-20	Warehouse	212,685
AMC Entertainment Inc.	Hickory Creek, TX	4,000	Dec-20	Theater	57,126
PVH Europe B.V. (2 properties) (a)	Venlo, Netherlands	32,977	Dec-20	Warehouse	463,924
Universal Technical Institute	Avondale, AZ	44,500	Dec-20	Education Facility	282,658
Fraikin SAS (6 properties) (a)	Various, France	3,650	Dec-20	Industrial	77,716
4Q20 Total		201,505			1,605,931

Year-to-Date Total Dispositions		$381,169			2,329,710
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)This property had approximately 41,965 vacant square feet as of the date of disposition.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Joint Ventures
Dollars in thousands. As of December 31, 2020.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$127,269	$15,320	$89,088	$10,724
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,992	36,400	3,996
Bank Pekao (e)	CPA:18 – Global	50.00%	58,462	9,832	29,231	4,916
Apply Sørco AS (e)	CPA:18 – Global	49.00%	41,957	4,362	20,559	2,137
Fortenova Grupa d.d. (e)	CPA:18 – Global	20.00%	27,468	4,716	5,494	943
Total Unconsolidated Joint Ventures			327,956	42,222	180,772	22,716

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	901	—	811
Total Consolidated Joint Ventures			—	901	—	811
Total Unconsolidated and Consolidated Joint Ventures			$327,956	$43,123	$180,772	$23,527
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.3 million as of December 31, 2020.
(c)Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.1 million as of December 31, 2020.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of December 31, 2020, (ii) a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC, and (iii) our equity investment in common shares of WLT, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2020.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.3%	3.3
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	42	36,579	3.1%	16.2
State of Andalucía (a)	Government office properties in Spain	70	31,479	2.7%	14.0
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	29,723	2.5%	6.3
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	23,531	2.0%	9.4
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,332	1.7%	23.3
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.7%	2.9
Eroski Sociedad Cooperativa (a)	Grocery stores and warehouses in Spain	58	19,589	1.6%	15.2
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	19,138	1.6%	22.7
Forterra, Inc. (a) (b)	Industrial properties in the U.S. and Canada	27	18,781	1.6%	22.5
Total (c)		412	$257,968	21.8%	12.6
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2020.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$220,716	18.6%	41,081	28.5%
Office	166,880	14.1%	10,527	7.3%
Warehouse	143,207	12.1%	30,315	21.0%
Retail (b)	44,701	3.8%	2,924	2.0%
Self Storage (net lease)	59,083	5.0%	5,810	4.0%
Other (c)	91,834	7.8%	5,310	3.7%
U.S. Total	726,421	61.4%	95,967	66.5%

International
Industrial	73,162	6.2%	10,149	7.0%
Office	99,896	8.4%	6,496	4.5%
Warehouse	114,179	9.7%	16,635	11.6%
Retail (b)	169,548	14.3%	15,012	10.4%
Self Storage (net lease)	—	—%	—	—%
Other (c)	11	—%	—	—%
International Total	456,796	38.6%	48,292	33.5%

Total
Industrial	293,878	24.8%	51,230	35.5%
Office	266,776	22.5%	17,023	11.8%
Warehouse	257,386	21.8%	46,950	32.6%
Retail (b)	214,249	18.1%	17,936	12.4%
Self Storage (net lease)	59,083	5.0%	5,810	4.0%
Other (c)	91,845	7.8%	5,310	3.7%
Total (d)	$1,183,217	100.0%	144,259	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, student housing (net lease), theater and restaurant.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2020.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$264,551	22.4%	31,755	22.0%
Consumer Services	97,014	8.2%	7,737	5.4%
Automotive	75,753	6.4%	12,091	8.4%
Grocery	69,919	5.9%	7,318	5.1%
Cargo Transportation	63,764	5.4%	9,013	6.2%
Healthcare and Pharmaceuticals	57,048	4.8%	4,976	3.5%
Business Services	55,596	4.7%	4,715	3.3%
Beverage and Food	52,682	4.4%	5,930	4.1%
Construction and Building	49,738	4.2%	9,156	6.3%
Sovereign and Public Finance	43,376	3.7%	3,364	2.3%
Capital Equipment	43,246	3.7%	6,932	4.8%
Containers, Packaging, and Glass	36,114	3.0%	6,186	4.3%
Hotel and Leisure	35,206	3.0%	2,197	1.5%
Durable Consumer Goods	35,201	3.0%	8,170	5.7%
High Tech Industries	29,568	2.5%	3,236	2.2%
Insurance	25,372	2.1%	1,749	1.2%
Banking	20,326	1.7%	1,247	0.9%
Telecommunications	17,516	1.5%	1,571	1.1%
Aerospace and Defense	16,602	1.4%	1,504	1.0%
Media: Broadcasting and Subscription	13,679	1.2%	784	0.5%
Media: Advertising, Printing, and Publishing	13,535	1.1%	1,001	0.7%
Chemicals, Plastics, and Rubber	12,917	1.1%	1,584	1.1%
Wholesale	12,755	1.1%	2,005	1.4%
Non-Durable Consumer Goods	12,370	1.0%	4,685	3.3%
Other (b)	29,369	2.5%	5,353	3.7%
Total (c)	$1,183,217	100.0%	144,259	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2020.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$102,253	8.7%	12,035	8.3%
Florida	48,650	4.1%	4,487	3.1%
Georgia	24,057	2.0%	3,527	2.4%
Tennessee	19,351	1.6%	2,875	2.0%
Alabama	15,151	1.3%	2,382	1.7%
Other (b)	11,602	1.0%	2,263	1.6%
Total South	221,064	18.7%	27,569	19.1%
Midwest
Illinois	57,030	4.8%	7,036	4.9%
Minnesota	29,210	2.5%	2,728	1.9%
Indiana	21,472	1.8%	3,198	2.2%
Wisconsin	15,854	1.4%	3,245	2.2%
Ohio	15,389	1.3%	3,271	2.3%
Michigan	14,279	1.2%	2,112	1.4%
Other (b)	28,765	2.4%	4,877	3.4%
Total Midwest	181,999	15.4%	26,467	18.3%
East
North Carolina	33,439	2.8%	8,102	5.6%
Pennsylvania	26,648	2.3%	3,437	2.4%
Massachusetts	21,832	1.8%	1,407	1.0%
New Jersey	19,707	1.7%	1,100	0.7%
South Carolina	15,469	1.3%	4,321	3.0%
Virginia	13,776	1.2%	1,430	1.0%
New York	13,356	1.1%	1,392	1.0%
Other (b)	34,320	2.9%	6,594	4.6%
Total East	178,547	15.1%	27,783	19.3%
West
California	60,680	5.1%	5,195	3.6%
Arizona	30,814	2.6%	3,365	2.3%
Other (b)	53,317	4.5%	5,588	3.9%
Total West	144,811	12.2%	14,148	9.8%
U.S. Total	726,421	61.4%	95,967	66.5%
International
Germany	68,637	5.8%	6,645	4.6%
Spain	60,139	5.1%	4,708	3.3%
Poland	57,598	4.9%	7,214	5.0%
The Netherlands	53,432	4.5%	6,389	4.4%
United Kingdom	51,097	4.3%	4,035	2.8%
Italy	27,969	2.4%	2,386	1.7%
Croatia	18,348	1.5%	1,784	1.2%
Denmark	16,311	1.4%	2,408	1.7%
France	14,486	1.2%	1,270	0.9%
Canada	13,142	1.1%	2,103	1.5%
Lithuania	12,089	1.0%	1,640	1.1%
Other (c)	63,548	5.4%	7,710	5.3%
International Total	456,796	38.6%	48,292	33.5%
Total (d)	$1,183,217	100.0%	144,259	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within East include assets in Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Colorado, Utah, Oregon, Washington, Nevada, Hawaii, New Mexico, Wyoming, Montana and Alaska.
(c)Includes assets in Finland, Norway, Mexico, Hungary, Portugal, the Czech Republic, Austria, Sweden, Japan, Slovakia, Latvia, Belgium and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2020.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
(Uncapped) CPI	$459,115	38.8%	49,955	34.6%
Fixed	392,816	33.2%	54,474	37.8%
CPI-based	273,379	23.1%	33,514	23.3%
Other (a)	51,453	4.4%	3,631	2.5%
None	6,454	0.5%	451	0.3%
Vacant	—	—%	2,234	1.5%
Total (b)	$1,183,217	100.0%	144,259	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from December 31, 2019 to December 31, 2020. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2020.

	ABR
	As of Dec. 31, 2020	As of Dec. 31, 2019	Increase	% Increase
Property Type
Office	$257,247	$252,985	$4,262	1.7%
Industrial	254,565	250,058	4,507	1.8%
Warehouse	219,090	215,856	3,234	1.5%
Retail (a)	206,888	204,958	1,930	0.9%
Self Storage (net lease)	59,083	58,270	813	1.4%
Other (b)	86,903	85,578	1,325	1.5%
Total	$1,083,776	$1,067,705	$16,071	1.5%

Rent Adjustment Measure
(Uncapped) CPI	$433,580	$428,369	$5,211	1.2%
Fixed	331,168	325,413	5,755	1.8%
CPI-based	261,494	257,296	4,198	1.6%
Other (c)	51,427	50,524	903	1.8%
None	6,107	6,103	4	0.1%
Total	$1,083,776	$1,067,705	$16,071	1.5%

Geography
U.S.	$650,610	$640,644	$9,966	1.6%
Europe	409,259	403,508	5,751	1.4%
Other International (d)	23,907	23,553	354	1.5%
Total	$1,083,776	$1,067,705	$16,071	1.5%

Same Store Portfolio Summary
Number of properties	1,138
Square footage (in thousands)	127,188

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended December 31, 2019 through December 31, 2020. Excludes properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended December 31, 2020. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended Dec. 31, 2020	Three Months Ended Dec. 31, 2019	Increase	% Increase
Property Type
Office	$64,617	$63,477	$1,140	1.8%
Industrial	63,606	62,842	764	1.2%
Warehouse	53,686	54,258	(572)	(1.1)%
Retail (a)	47,729	47,563	166	0.3%
Self Storage (net lease)	14,749	14,531	218	1.5%
Other (b)	23,551	25,093	(1,542)	(6.1)%
Total (e)	$267,938	$267,764	$174	0.1%

Rent Adjustment Measure
(Uncapped) CPI	$107,163	$105,321	$1,842	1.7%
Fixed	83,947	85,604	(1,657)	(1.9)%
CPI-based	63,134	62,624	510	0.8%
Other (c)	12,609	12,546	63	0.5%
None	1,085	1,669	(584)	(35.0)%
Total (e)	$267,938	$267,764	$174	0.1%

Geography
U.S.	$166,778	$167,923	$(1,145)	(0.7)%
Europe	95,593	94,368	1,225	1.3%
Other International (d)	5,567	5,473	94	1.7%
Total (e)	$267,938	$267,764	$174	0.1%

Same Store Portfolio Summary
Number of properties	1,156
Square footage (in thousands)	129,007

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended Dec. 31, 2020	Three Months Ended Dec. 31, 2019
Consolidated Lease Revenues
Total lease revenues – as reported (f)	$298,235	$274,795
Less: Reimbursable tenant costs – as reported	(13,710)	(12,877)
	284,525	261,918

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity investments	5,325	5,238
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(23)
	5,303	5,215

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	11,504	17,037
Less: Straight-line and other rent adjustments	(9,571)	(11,184)
Less: Adjustments for pro rata ownership	13	(13)
	1,946	5,840

Adjustment to normalize for (i) properties not continuously owned since October 1, 2019 and (ii) constant currency presentation for prior year quarter (g)	(23,836)	(5,209)

Same Store Pro Rata Rental Income (e)	$267,938	$267,764
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, student housing (net lease), theater and restaurant
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)For the three months ended December 31, 2020, approximately $0.1 million of same store pro rata rental income (less than 0.1% of the total) has not been collected to date and is expected to be collected within one year.
(f)Lease revenue (including straight-line lease revenue) is only recognized when deemed probable of collection. Collectibility is assessed for each tenant receivable using various criteria, including credit ratings, guarantees, past collection issues and the current economic and business environment affecting the tenant. If collectibility of the contractual rent stream is not deemed probable, revenue will only be recognized upon receipt of cash from the tenant.
(g)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) that were not continuously owned and in place during the quarter ended December 31, 2019 through December 31, 2020. In addition, for the three months ended December 31, 2019, an adjustment is made to reflect average exchange rates for the three months ended December 31, 2020 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Leasing Activity
For the three months ended December 31, 2020, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Releasing Spread			Incremental Lease Term
Industrial	—	—	$—	$—	—%	$—	$—	N/A
Office	278,384	2	3,954	2,152	(45.6)%	—	88	1.8 years
Warehouse	—	—	—	—	—%	—	—	N/A
Retail	—	—	—	—	—%	—	—	N/A
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other (c)	188,930	2	2,935	2,235	(23.9)%	—	197	7.6 years
Total / Weighted Average (d)	467,314	4	$6,889	$4,387	(36.3)%	$—	$285	4.8 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			0.6%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	180,000	1	$551	$594	$609	15.0 years
Office	—	—	—	—	—	N/A
Warehouse (e)	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (f)	180,000	1	$551	$594	$609	15.0 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Excludes a lease amendment at a fitness facility. ABR for this property has subsequently reduced from $0.8 million to $0.4 million in the short term. Since there was no change to the lease term, this amendment is excluded from the table above.
(d)Weighted average refers to the incremental lease term.
(e)Excludes the reassignment of a lease. ABR of approximately $2.2 million remained unchanged and the lease term was reduced by 13.5 years.
(f)Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2020

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of December 31, 2020.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2021	26	24	$20,326	1.7%	1,903	1.3%
2022	27	26	40,314	3.4%	3,001	2.1%
2023	38	32	51,921	4.4%	6,305	4.4%
2024	77	50	112,828	9.5%	14,025	9.7%
2025	62	30	62,991	5.3%	7,307	5.1%
2026	42	28	62,501	5.3%	8,608	6.0%
2027	44	27	73,143	6.2%	8,068	5.6%
2028	42	24	63,776	5.4%	4,829	3.3%
2029	32	19	39,820	3.4%	4,946	3.4%
2030	27	22	70,282	5.9%	5,737	4.0%
2031	66	16	71,202	6.0%	8,154	5.6%
2032	35	15	47,362	4.0%	6,625	4.6%
2033	23	17	64,678	5.5%	8,192	5.7%
2034	47	15	77,836	6.6%	7,765	5.4%
Thereafter (>2034)	185	83	324,237	27.4%	46,560	32.3%
Vacant	—	—	—	—%	2,234	1.5%
Total (b)	773		$1,183,217	100.0%	144,259	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Fourth Quarter 2020

Investing for the long runTM | 37

W. P. Carey Inc.
Investment Management – Fourth Quarter 2020

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended December 31, 2020.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a)	$2,463,531	$342,228	$2,805,759
Net-lease AUM – current quarter	$1,382,131	$115,903	$1,498,034
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	68	1
Number of net-leased properties	50	3
Number of active build-to-suit projects	7	3
Number of tenants – net-leased properties	65	1
Square footage – net-leased properties	10,057	512
Occupancy (b)	98.6%	100.0%

Balance Sheet (Book Value)
Total assets	$2,355,529	$359,636
Total debt	$1,307,773	$130,648
Total debt / total assets	55.5%	36.3%

Fee Summary
Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (c)	1.00% (d)
Average AUM (of current quarter and prior quarter)	$2,443,358	$336,676	$2,780,034
Asset management revenue – current quarter	$3,056	$808	$3,864

Operating Partnership Interests (e)
Operating partnership interests, gross (% of Available Cash)	10.00%	N/A
Equity in earnings of equity method investments in the Managed Programs (profits interest) – current quarter	$2,112	N/A	$2,112
________
(a)Represents appraised value of real estate assets as of September 30, 2020 (plus cash and cash equivalents, less distributions payable as of December 31, 2020) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents as of December 31, 2020) for CESH. These values were used to calculate asset management fees during the three months ended December 31, 2020 in accordance with the respective advisory agreements.
(b)Represents occupancy for single-tenant net-leased properties.
(c)Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.
(d)Based on gross assets at fair value.
(e)Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2020

Summary of Future Liquidity Considerations for the Managed Programs
As of December 31, 2020.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (a)	N/A
Interest in Disposition Proceeds	Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.
Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest	Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.	N/A
Distribution Related to Ownership of Shares	4.6% ownership as of 12/31/2020	2.4% ownership as of 12/31/2020
________
(a)Not applicable to dispositions of individual assets.
(b)Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

Investing for the long runTM | 39

W. P. Carey Inc.
Appendix
Fourth Quarter 2020

Investing for the long runTM | 40

W. P. Carey Inc.
Appendix – Fourth Quarter 2020

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Dec. 31, 2020
Consolidated Lease Revenues
Total lease revenues – as reported	$298,235
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	13,710
Non-reimbursable property expenses – as reported	10,418
274,107

Plus: NOI from Operating Properties
Hotel revenues	604
Hotel expenses	(1,112)
(508)

Self-storage revenues	1,427
Self-storage expenses	(584)
843

274,442

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,793
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
5,771

280,213

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	11,504
Less: Straight-line rent amortization	(9,571)
Add: Other non-cash items	438
2,371

Pro Rata Cash NOI (a)	282,584

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	951

Normalized Pro Rata Cash NOI (a)	$283,535

Investing for the long runTM | 41

W. P. Carey Inc.
Appendix – Fourth Quarter 2020

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2020
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$129,790
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	176,552
Less: Property expenses, excluding reimbursable tenant costs – as reported	(10,418)
Less: Operating property expenses – as reported	(1,696)
164,438

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(2,103)
Less: Reimbursable property expenses – as reported	(13,710)
Add: Other income and (expenses)	(9,565)
Add: Provision for income taxes	5,549
(19,829)

Other Adjustments:
Less: Straight-line rent amortization	(9,571)
Add: Adjustments for pro rata ownership	5,868
Add: Above- and below-market rent intangible lease amortization	11,504
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	951
Add: Property expenses, excluding reimbursable tenant costs, non-cash	384
9,136

Normalized Pro Rata Cash NOI (a)	$283,535
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investment projects completed during the three months ended December 31, 2020, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2020, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2020

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income	$134,615	$149,434	$115,204	$66,702	$129,792

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	110,913	108,351	107,477	116,194	111,607
Interest expense	52,828	52,537	52,182	52,540	53,667
Provision for (benefit from) income taxes	7,363	5,975	7,595	(41,692)	21,064
Consolidated EBITDA (a)	305,719	316,297	282,458	193,744	316,130

Adjustments to Derive Adjusted EBITDA (b)
Gain on sale of real estate, net	(76,686)	(20,933)	—	(11,751)	(17,501)
Impairment charges	16,410	—	—	19,420	6,758
Stock-based compensation expense	5,795	4,564	2,918	2,661	4,939
Above- and below-market rent intangible and straight-line rent adjustments (c)	1,933	(643)	1,236	4,680	12,046
Other (gains) and losses (d)	1,927	(44,648)	(4,259)	9,815	(38,196)
Merger and other expenses	(418)	(596)	1,074	187	(811)
Other amortization and non-cash charges (e)	403	399	382	304	(5,791)
	(50,636)	(61,857)	1,351	25,316	(38,556)

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments (f)	13,342	4,806	4,884	4,475	4,300
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(21)	(23)	(22)	(22)	(459)
	13,321	4,783	4,862	4,453	3,841
Equity Investment in WLT: (g)
Less: Loss from equity investment in WLT	4,180	848	N/A	N/A	N/A
Add: Distributions received from equity investment in WLT	—	—	N/A	N/A	N/A
	4,180	848	N/A	N/A	N/A
Equity Investments in the Managed Programs: (h)
Add: Distributions received from equity investments in the Managed Programs	409	388	926	2,196	2,089
Less: Loss (income) from equity investments in the Managed Programs (i) (j)	(842)	79	(31,743)	49,271	173
	(433)	467	(30,817)	51,467	2,262
Adjusted EBITDA (a)	$272,151	$260,538	$257,854	$274,980	$283,677
________
(a)EBITDA and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.
(b)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Primarily comprised of unrealized gains and losses on derivatives, non-cash allowance for credit losses on loans receivable and direct financing leases and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.
(f)Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on an equity method investment in real estate.
(g)We record income and distributions from our equity investment in WLT (which was acquired in the first quarter of 2020) on a one quarter lag.
(h)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(i)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(j)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2020

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income from Real Estate	$129,833	$147,020	$81,864	$101,526	$124,317

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	110,913	108,351	107,477	115,207	110,648
Interest expense	52,828	52,537	52,182	52,540	53,667
Provision for (benefit from) income taxes	5,549	3,636	4,117	(31,800)	18,113
Consolidated EBITDA – Real Estate (a)	299,123	311,544	245,640	237,473	306,745

Adjustments to Derive Adjusted EBITDA (b)
Gain on sale of real estate, net	(76,686)	(20,933)	—	(11,751)	(17,501)
Impairment charges	16,410	—	—	19,420	6,758
Stock-based compensation expense	5,795	4,564	2,918	1,970	3,531
Above- and below-market rent intangible and straight-line rent adjustments (c)	1,933	(643)	1,236	4,680	12,046
Other (gains) and losses (d)	1,475	(44,115)	(5,437)	10,973	(38,546)
Merger and other expenses	(724)	(1,016)	935	(132)	(811)
Other amortization and non-cash charges (e)	403	399	382	304	(5,791)
	(51,394)	(61,744)	34	25,464	(40,314)

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments (f)	13,342	4,806	4,884	4,475	4,300
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(21)	(23)	(22)	(22)	(459)
	13,321	4,783	4,862	4,453	3,841
Equity Investment in WLT: (g)
Less: Loss from equity investment in WLT	4,180	848	N/A	N/A	N/A
Add: Distributions received from equity investment in WLT	—	—	N/A	N/A	N/A
	4,180	848	—	—	—
Adjusted EBITDA – Real Estate (a)	$265,230	$255,431	$250,536	$267,390	$270,272
________
(a)EBITDA and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.
(b)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Primarily comprised of unrealized gains and losses on derivatives, non-cash allowance for credit losses on loans receivable and direct financing leases and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.
(f)Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on an equity method investment in real estate.
(g)We record income and distributions from our equity investment in WLT (which was acquired in the first quarter of 2020) on a one quarter lag.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2020

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income (loss) from Investment Management	$4,782	$2,414	$33,340	$(34,824)	$5,475

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	1,814	2,339	3,478	(9,892)	2,951
Depreciation and amortization	—	—	—	987	959
Consolidated EBITDA – Investment Management (a)	6,596	4,753	36,818	(43,729)	9,385

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	452	(533)	1,178	(1,158)	350
Merger and other expenses	306	420	139	319	—
Stock-based compensation expense	—	—	—	691	1,408
	758	(113)	1,317	(148)	1,758

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (d)
Add: Distributions received from equity investments in the Managed Programs	409	388	926	2,196	2,089
Less: Loss (income) from equity investments in the Managed Programs (e) (f)	(842)	79	(31,743)	49,271	173
	(433)	467	(30,817)	51,467	2,262
Adjusted EBITDA – Investment Management (a)	$6,921	$5,107	$7,318	$7,590	$13,405
________
(a)EBITDA and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.
(b)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(c)Primarily comprised of gains and losses from foreign currency movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(d)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(e)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(f)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2020

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2020

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2020. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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